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                                                                   EXHIBIT 13(a)

                               INVESTMENT LETTER

                        SELIGMAN COMMON STOCK FUND, INC.



Seligman Common Stock Fund, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to Purchaser and Purchaser purchases 1 Class D share (the "Share") of Capital Stock (par value $.50) of the Fund at a price equivalent to the net asset value of one share of the Fund as of the close of business on April 30, 1993. The Fund hereby acknowledges receipt from Purchaser of funds in such amount in full payment for the Share.

2. Purchaser represents and warrants to the Fund that the Share is being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Share.

IN WITNESS WHEREOF, the parties have executed this agreement as of the   day of
     , 1993 ("Purchase Date").

                              SELIGMAN COMMON STOCK FUND, INC.


                              By:
                                  ------------------------------------
                              Name:
                              Title:

                              J. & W. SELIGMAN & CO. INCORPORATED


                              By:
                                  ------------------------------------
                              Name:
                              Title: